UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2007 (December 4, 2007)
Alseres Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

85 Main Street, Hopkinton, MA	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 4, 2007, Alseres Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 8 (“Amendment No. 8”) to its Manufacturing Agreement with MDS Nordion, Inc., dated as of August 9, 2000 (the “Manufacturing Agreement”).
     Pursuant to Amendment No. 8, the Company and MDS Nordion have agreed to extend the term of the Manufacturing Agreement to the earlier of (A) approval by the Food and Drug Administration of the Company’s new drug application for the ALTROPANE® molecular imaging agent for Parkinson’s Disease and (B) December 31, 2008.
     A complete copy of Amendment No. 8 is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment No. 8 does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1 †	Amendment No. 8 dated as of December 4, 2007 to Manufacturing Agreement between MDS Nordion Inc. and the Company.

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSERES PHARMACEUTICALS, INC.
Date: December 7, 2007	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1 †	Amendment No. 8 dated as of December 4, 2007 to Manufacturing Agreement between MDS Nordion Inc. and the Company

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.